October 25, 2022 3Q22 QUARTERLY EARNINGS SUPPLEMENT

2 2Ticker: BUSE Special Note Concerning Forward-Looking Statements Statements made in this document, other than those concerning historical financial information, may be considered forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance, and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations, and assumptions of the Company’s management, and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward- looking statements. These factors include, among others, the following: (I) the strength of the local, state, national, and international economy (including effects of inflationary pressures and supply chain constraints); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the Coronavirus Disease 2019 pandemic), or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine); (iii) changes in state and federal laws, regulations, and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of The London Inter-bank Offered Rate phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

3 3Ticker: BUSE Non-GAAP Financial Information This document contains certain financial information determined by methods other than GAAP. Management uses these non- GAAP measures, together with the related GAAP measures, in analysis of the Company’s performance and in making business decisions, as well as comparison to the Company’s peers. The Company believes the adjusted measures are useful for investors and management to understand the effects of certain non-recurring noninterest items and provide additional perspective on the Company’s performance over time. A reconciliation to what management believes to be the most directly comparable GAAP financial measures—specifically, net interest income, total noninterest income, net security gains and losses, and total noninterest expense in the case of pre- provision net revenue, adjusted pre-provision net revenue, pre-provision net revenue to average assets, and adjusted pre- provision net revenue to average assets; net income in the case of adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, return on average tangible common equity, and adjusted return on average tangible common equity; net interest income in the case of adjusted net interest income and adjusted net interest margin; net interest income, total noninterest income, and total noninterest expense in the case of adjusted noninterest expense, adjusted core expense, efficiency ratio, adjusted efficiency ratio, and adjusted core efficiency ratio; total stockholders’ equity in the case of tangible book value per common share; total assets and total stockholders’ equity in the case of tangible common equity and tangible common equity to tangible assets; portfolio loans in the case of core loans and core loans to portfolio loans; total deposits in the case of core deposits and core deposits to total deposits; and portfolio loans and total deposits in the case of core loans to core deposits— appears below. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates or effective rates as appropriate.

4 4Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 5 Sizable Business Lines Provide for Innovative Solutions 6 Investment Highlights 7 Experienced Management Team 8 Strong Regional Operating Model 9 High Quality Loan Portfolio 10 Top Tier Core Deposit Franchise 11 Diversified and Significant Sources of Fee Income 12 Fully Integrated Wealth Management Platform 13 Wealth Management 14 Scalable Payment Technology Solutions Platform 15 FirsTech 16 Net Interest Margin 17 Focused Control on Expenses 18 Continued Investment in Technology Enterprise-Wide 19 Rising Digital Banking Adoption 20 Fortress Balance Sheet 21 Robust Capital Foundation 22 Pristine Credit Quality 23 Reserve Supports Credit & Growth Profile 24 Balanced, Low-Risk, Short-Duration Investment Portfolio 25 Actively Managing Asset-Sensitive Balance Sheet 26 Quarterly Earnings Review 27 Earnings Performance 28 Environmental, Social and Governance Responsibility 29 Appendix: Hurricane Ian Response, Loan Portfolio Detail, Non-GAAP Financial Information 30

5 5Ticker: BUSE Unwavering Focus on 4 Pillars: ASSOCIATES, CUSTOMERS, COMMUNITIES AND SHAREHOLDERS Overview of First Busey Corporation (BUSE) Company Overview Financial Highlights (1) Non-GAAP calculation, see Appendix (2) Market Data for BUSE updated to close on 10/24/22, per Nasdaq (3) Based on consensus median net income of covering analysts as of 10/24/22 BUSE Stock Price (2) Price Per Share $24.04 Market Cap $1.33B Dividend Yield 3.83% Price/TBV 1.80x Price/NTM (3) 9.1x AMONG THE BEST+ 150+ year old financial institution headquartered in CHAMPAIGN, IL Regional operating model serving 4 regions: NORTHERN, CENTRAL, GATEWAY, FLORIDA Commercial Banking Payment Tech Solutions Wealth Management $ in millions 2020 2021 2022 Q3 YTD Total Assets $10,544 $12,860 $12,497 Total Loans (Ex-HFS) $6,814 $7,189 $7,670 Total Deposits $8,678 $10,769 $10,601 Total Equity $1,270 $1,319 $1,107 NPA/Assets 0.27% 0.17% 0.14% Net Interest Margin 3.03% 2.49% 2.71% Adj. PPNR ROAA (1) 1.75% 1.35% 1.38% Adj. ROAA (1) 1.06% 1.15% 1.02% Adj. ROATCE (1) 12.47% 14.40% 15.08% $20 $22 $24 $26 $28 $30 Sep-21 Dec-21 Mar-22 Jun-22 Sep-22

6 6Ticker: BUSE (1) Consolidated (2) Busey Bank segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations (3) Consolidated; Non-GAAP calculation, see Appendix (4) Wealth Management segment (5) LTM total payments processed (6) FirsTech segment; Non-GAAP calculation, excludes intracompany eliminations Diversified financial holding company with comprehensive and innovative financial solutions for individuals and businesses Sizable Business Lines Provide for Innovative Solutions $11 Billion 12.2% Payments Processed (5) Revenue Growth (YoY) Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $12.5 Billion Assets (1) 17.8% Adj. ROATCE (MRQ) (3) $10.8 Billion Assets Under Care 38.6% PT Margin (MRQ) $378.5 Million LTM Revenue (2) $56.2 Million LTM Revenue (4) $21.3 Million LTM Revenue (6)

7 7Ticker: BUSE Investment Highlights ▪ 58 branches across four states: Illinois, Missouri, Indiana, and Florida ▪ Premier commercial bank, wealth management, and payment technology solutions for individuals and businesses ▪ Attractive core deposit to total deposit ratio (99.0%)(1) and low cost of non-time deposits (11 bps) in 3Q22 ▪ Substantial investments in technology enterprise-wide and next generation leadership talent Attractive Franchise that Provides Innovative Financial Solutions Attractive Profitability and Returns ▪ Adjusted ROAA of 1.15%(1) & Adjusted ROATCE of 17.79%(1) for 3Q22 ▪ Adjusted Core Efficiency Ratio 55.7%(1) for 3Q22 ▪ Adjusted diluted EPS $0.65(1) for 3Q22 ▪ Quarterly dividend of $0.23 (3.83% yield)(4) Sound Growth Strategy Driven by Regional Operating Model ▪ Organic growth across key business lines driven by regional operating model that aligns commercial, wealth and FirsTech operations ▪ Quarter-over-quarter core loan(2) growth of $179 million (2.4% QoQ growth) and year-over-year core loan(2) growth of $696 million (10.0% YoY growth) ▪ Efficient and right-sized branch network (average deposits per branch of $183 million) ▪ Leverage track record as proven successful acquirer to expand through disciplined M&A ▪ During 3Q22, hired new market president for Indiana with deep commercial and wealth experience in the market Powerful Combination of Three Business Lines Drives Strong Noninterest Income ▪ Significant revenue derived from diverse and complementary fee income sources ▪ Noninterest income / revenue (ex-securities gains/losses)(3) of 26.4% for 3Q22 ▪ Wealth management and payment technology solutions account for 56.9% of noninterest income (ex-securities losses) in 3Q22 ▪ Sizable business lines provide for a full suite of solutions for our clients across their lifecycle BUILT ON A FORTRESS BALANCE SHEET Pristine asset quality, highly diversified loan portfolio, & capital levels significantly in excess of well-capitalized minimums (1) Non-GAAP calculation, see Appendix (2) Ex-PPP; Non-GAAP calculation, see Appendix (3) Revenue consists of net interest income plus noninterest income, excluding security gains and losses (4) Based on BUSE closing stock price on 10/24/22

8 8Ticker: BUSE Joined Busey in 2006 and led various finance functions prior to serving as CFO/COO and now Bank President/CEO. Mr. Elliott has played instrumental roles in executing various strategic and growth initiatives. Before joining Busey, Mr. Elliott worked for Ernst & Young. Has served as President & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Mr. Dukeman was President & CEO of Main Street Trust from 1998 until its merger with First Busey in 2007. His 40 years of diverse financial services experience and extensive board involvement brings a conservative operating philosophy and a management style that focuses on Busey’s associates, customers, communities and shareholders. Robin N. Elliott President & CEO, Busey Bank Experienced Management Team Joined Busey in January 2020 with nearly 25 years of financial leadership experience. Previously, Ms. Bowe served as Senior Director of Operational Risk Program Management at KeyBank. Ms. Bowe offers experience in M&A due diligence, effective navigation of key risk areas and dedication to continuous improvement towards enterprise-wide risk management strategies. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in December 2011 and has over 40 years of legal experience. Prior to joining Busey, he was a partner in the law firm of Meyer Capel, where he specialized in serving the financial services industry. John J. Powers EVP & General Counsel Joined Busey in 2008 and now leads many areas, including: corporate strategy, marketing & communications, community relations, human resources, as well as M&A integration and other key projects and strategic initiatives. Prior to joining Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. Amy L. Randolph Chief of Staff & EVP of Pillar Relations Joined Busey in 1984, serving in the role of Vice Chairman of Credit, Chief Banking Officer or Chief Credit Officer since 2010 and chairing all Credit Committees. Mr. Plecki previously served as COO, President & CEO of Busey Wealth Management, and EVP of the Florida and Champaign markets. Prior to the 2007 merger with First Busey, he served in various management roles at Main Street Trust. Robert F. Plecki, Jr. EVP & Vice Chairman of Credit Joined Busey in 2011 and has over 15 years of experience in the banking industry. Before being named President of Credit and Bank Administration in 2022, he served as Co-Chief Banking Officer for two years. Mr. Jorstad has also held the role of Regional President for Commercial Banking – overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. Chip Jorstad EVP & President of Credit and Bank Administration Joined Busey in 2021 where he focuses on developing strategic growth opportunities and product development with an emphasis on well-capitalized banking. Prior to Busey, Mr. Mayberry was with PNC, serving as EVP & Director of Strategy and Planning for the Commercial Bank. With over 30 years of financial and commercial banking experience, he previously served as the Midwest Business Banking Regional Executive and National Sales Leader of Treasury Services for JPMorgan Chase. Willie B. Mayberry EVP & President of Regional Banking Joined Busey in 2021, leading the team that provides asset management, investment and fiduciary services to individuals, businesses and foundations. Mr. Burgess formerly served as President of Commerce Brokerage Services, Inc., and was Director of Business Development for the east region of Commerce Trust Company. Previously, he served as Vice President of Sales Operations for Fisher Investments in Woodside, California. Jeff D. Burgess EVP & President of Busey Wealth Management Joined Busey in 2020 in his current role. Mr. Yasin is a seasoned technology operator, founder, investor and advisor, working with technology companies across the globe. His experience includes working with Groupon, CareerBuilder, Accenture, and KKR. Mr. Yasin has been a member of the Illinois Bar Association since 2003. Farhan Yasin President & CEO, FirsTech CTO, Busey Bank Joined Busey in August 2019, bringing his nearly 20 years of investment banking and financial services experience to Busey. Mr. Jones previously served as Managing Director and Co-Head of Financial Institutions at Stephens Inc. Mr. Jones began his career in the Banking Supervision and Regulation division of the Federal Reserve. Jeffrey D. Jones EVP & CFO Joined Busey in June 2022 to lead the Consumer, Community, Mortgage and Digital Banking teams. Mr. Sheils’ nearly 25 years of banking experience includes serving as the Head of Retail Banking at MB Financial. Prior to his shift to retail, he led teams in Commercial Banking at MB Financial and at LaSalle Bank. Mr. Sheils brings seasoned expertise in consumer and small business strategy, call center management, retail operations, deposit and income growth, product development and enhancing digital options. Joseph A. Sheils EVP & President of Consumer and Digital Banking Van A. Dukeman Chairman, President & CEO, First Busey Corp.

9 9Ticker: BUSE Banking Centers: 3 Deposits: $458.1 million Avg. Deposits Per Branch: $152.7 million 2022-27 Pop. Growth: 6.0% versus U.S. avg. 3.2% Banking Centers: 20 Deposits: $2.8 billion Avg. Deposits Per Branch: $141.3 million 2022 Pop: 2.8 Million Our go-to-market strategy utilizes a regional operating model where we combine the power of commercial & wealth to provide a broad set of solutions for our customers Northern Gateway Central Florida Source: US Census Claritas data as of most recent date available & 2022 FDIC Summary of Deposits Banking Centers: 10 Deposits: $1.9 billion Avg. Deposits Per Branch: $186.9 million Median HHI: $83,335 Banking Centers: 25 Deposits: $5.4 billion Avg. Deposits Per Branch: $215.2 million DMS Rank: Top 4 in four MSAs Strong Regional Operating Model

1010Ticker: BUSE New Originations YTD 2022 ■ New CRE-I originations had a weighted-avg LTV of 62% ■ New C&I originations were low levered with WAvg Total Funded Debt to EBITDA of 2.7x $1,748 $1,701 $1,669 $1,690 $1,694 $375 $386 $354 $355 $368 $2,123 $2,087 $2,023 $2,045 $2,062 56% 53% 53% 53% 52% $1 $501 $1,001 $1,501 $2,001 $2,501 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Retail Commercial % Utilized (total) $ in millions High Quality Loan Portfolio (1) Capital is Bank Tier 1 Capital + Allowance for credit losses (2) Based on loan origination (3) Busey loans ex-PPP (4) Excludes credit card & overdraft protection & includes tranche loan commitments/associated sub notes Loan Portfolio Composition – Q3 2022 Loan Portfolio Regional Segmentation (2) Ex-PPP Loans Trends Funded Draws & Line Utilization Rate (4) MRQ Yield on Loans 3.98% Central 43% Gateway 27% Northern 25% Florida 5% $1,754 $1,869 $1,875 $1,912 $1,944 $3,069 $3,120 $3,135 $3,228 $3,279 $431 $386 $445 $466 $500 $1,719 $1,739 $1,786 $1,884 $1,946 $6,972 $7,114 $7,241 $7,490 $7,669 $0 $1,000,000 $2,000,000 $3,000,000 $4,000,000 $5,000,000 $6,000,000 $7,000,000 $8,000,000 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2023 Q3 C&I CRE Construction Retail Real Estate & Other $ in millions LTM Commercial Growth(3) 8.9% LTM Core Growth(3) 10.0% Classified Lns / Capital (1) 7.4%

11 11Ticker: BUSE $10,659 $10,629 $10,451 $10,277 $10,496 98.5% 98.7% 98.7% 98.9% 99.0% 96.0% 97.0% 98.0% 99.0% 100.0% 101.0% $0 $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Core Deposits Core/Total Deposits $ in millions Top Tier Core Deposit Franchise Deposit Portfolio Composition – Q3 2022 Historical Cost of Deposits, 2015 – Q3 2022 (1) Total Deposits & Loan to Deposit Ratio Core Deposits (2) / Total Deposits (1) Quarterly effective fed funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted (2) Non-GAAP calculation, see Appendix 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% BUSE Cost of Deposits Effective Fed Funds Rate (Quarter Average) C 25 k MRQ Avg Cost of Deposits 0.13% MRQ Avg Cost of Non-Time Deposits 0.11% Avg Deposits per Branch $183 million $10,818 $10,769 $10,592 $10,397 $10,601 66.1% 66.8% 68.7% 72.1% 72.4% 0.0% 20. 0% 40. 0% 60. 0% 80. 0% 100.0% 120.0% $9, 000 $9, 200 $9, 400 $9, 600 $9, 800 $10,000 $10,200 $10,400 $10,600 $10,800 $11,000 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Total Deposits Loan to Deposit Ratio $ in millions$ in millions 3Q22 Growth driven by NIB & IB Checking; principally in Commercial Accounts Fed tightening cycle-to-date: 4.9% non-maturity IB deposit beta

1212Ticker: BUSE 32.0% 33.2% 33.8% 29.0% 26.4% $33.3 $35.1 $35.8 $31.0 $30.9 $70.8 $70.5 $70.1 $75.9 $86.3$104.1 $105.6 $105.9 $106.9 $117.2 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 90.0% $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Noninterest Income Net Interest Income Nonint. Inc. / Total Revenue $ in millions ▪ Noninterest income represented 26.4% of revenue (ex-securities gains/losses) in 3Q22 ▪ Key businesses of wealth management and payment technology solutions contributed 56.9% of noninterest income (ex-securities gains/losses) in 3Q22 ▪ YoY decline in noninterest income attributable to continued impact of market declines on wealth management and lower Customer Services fees due to Durbin Amendment impact that began 7/1/22 ▪ Durbin Amendment impact in 3Q22 resulted in reduction in fees of $2.4 million ▪ Excluding Durbin Amendment impact, 3Q22 fees for customer services is up 8% YoY & total noninterest income (ex-securities gains) is up 0.5% YoY Diversified and Significant Sources of Fee Income Noninterest Income / Total Revenue (1) (1) Includes net security gains and losses Sources of Noninterest Income ▪ Pie Chart excludes net securities gains Noninterest Income Detail 2021 Q3 2022 Q3 YoY Change Wealth Management Fees $13,749 $12,508 -9% Fees for Customer Services $9,288 $7,627 -18% Payment Technology Solutions $4,620 $5,080 10% Mortgage Revenue $1,740 $438 -75% Income on Bank Owned Life Insurance $999 $958 -4% Net Securities Gains (Losses) $57 $4 NM Other Noninterest Income $2,806 $4,318 +54% Total Noninterest Income $33,259 $30,933 -7%

1313Ticker: BUSE Fully Integrated Wealth Management Platform Our wealth management business provides effective and high-touch solutions for high-net-worth individuals. Our clients work with a dedicated team of financial professionals, with each team member bringing their specialized focus to add value to each client’s personal situation. With financial planning at the core of our client experience, we leverage the collective expertise of the team to streamline the delivery of our investment strategy and holistic wealth services, in a cohesive, consolidated manner. Six Distinct Teams Private Wealth Advisor Wealth Planning Private Client Legacy Planning Tax Planning & Preparation Portfolio Management ▪ Concierge banking with one point of contact ▪ Complete and simplified coordination of all banking needs ▪ Tax-advantaged retirement savings maximization ▪ Goal tracking, projections & stress testing ▪ Deduction maximization & tax- advantaged savings strategies ▪ 1040 & 1041 preparation by in-house team ▪ Philanthropic advisory ▪ Tax-efficient wealth transfer & asset protection ▪ Institutional approach ▪ Corporate retirement plan advisory ▪ Consistent track record of outperformance ▪ Risk-return optimization ▪ Specialized strategies for tax efficiency

1414Ticker: BUSE Wealth Management ▪ Assets under care of $10.8 billion, a QoQ decrease of $705 million, predominantly due to reduction in market valuations during 3Q22 ▪ Wealth revenue of $12.5 million, a YoY decrease of 9.0% and pre-tax net income of $4.8 million, a YoY decrease of 20.4% ▪ Pre-tax profit margin of 38.6% in 3Q22 and 43.4% over the last twelve months ▪ The investment team continues to produce excellent returns, outperforming benchmarks over multiple measurement periods ▪ The team’s blended portfolio outperformed the blended benchmark(1) by 181 bps YTD ▪ Continued rotation from low-fee customer exits to acquiring new higher-fee customers ▪ Ongoing account fee structure initiatives expected to generate incremental revenue growth over the next twelve months (1) Blended benchmark consists of 60% MSCI All-Country World Index / 40% Bloomberg Intermediate Govt/Credit Index (2) Wealth Management segment Wealth - Assets Under Care Wealth – Revenue & Pre-tax Income (2) $12,364 $12,731 $12,329 $11,454 $10,749 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 $ in millions $13.7 $13.7 $15.8 $14.1 $12.5 $6.1 $5.5 $7.5 $6.5 $4.8 44.1% 40.1% 47.6% 46.3% 38.6% 20. 0% 25. 0% 30. 0% 35. 0% 40. 0% 45. 0% 50. 0% $0.0 $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Revenue Pre-Tax Net Income Pre-Tax Profit Margin $ in millions

Scalable Payment Technology Solutions Platform

Renew & Expand Core Business

- Money movement that allows our customers to accelerate revenue realization
- Frictionless payments across FirsTech's omnichannel, single vendor solution, online and offline
- Securely protects customers – FirsTech subject to Bank Regulatory Compliance and Audits
- Use the bank as a lab to build & perfect products for our customers

3Q Case Study: *An existing FirsTech enterprise client was referred to the commercial team and subsequently became a new commercial client for the bank. Growing this relationship allowed FirsTech to expand its service offerings and FirsTech can now provide all possible payment solutions for this client.*

Primary Core Verticals – Highly Regulated Industries

- Utilities
- Telecom
- Insurance
- Municipalities

Primary BaaS Vertical

- Community Banks & Credit Unions

Innovating for Growth

BaaS Solution

- Out-of-the-box customized payment solution with attractive & adaptive UX
- Customers can offer white-labeled web & mobile platforms to their clients
- API connection to customer's existing core for seamless integration
- Revenue generated from one-time setup fee, recurring SaaS fee, and revenue share per transaction above certain processing thresholds

SMB Vertical

- Turnkey application that enables customers to move to an ecommerce platform & accept payments
- Strategy of leading with Merchant Processing equipment sales, then demonstrate value of upgrading to ecommerce platform to existing customers

FirsTech's customized payments platform



Company Logo
Payment Center
Welcome, John
Upcoming Payments
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Robert's Saving

Ticker: BUSE

15

1616Ticker: BUSE $64.4K $65.6K $61.8K $65.8K $67.1K $79.6K $75.0K $78.5K $78.2K $87.5K $84.0K $87.2K $50,000 $55,000 $60,000 $65,000 $70,000 $75,000 $80,000 $85,000 $90,000 2019 Q4 2020 Q1 2020 Q2 2020 Q3 2020 Q4 2021 Q1 2021 Q2 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 New leadership & strategic plan implemented +13% CAGR since new leadership & strategic plan FirsTech ▪ LTM revenue of $21.3 million, an increase of 12% over the prior twelve-month period ▪ Finalized upgrades of IVR solution for customers during 3Q22; new tech provides superior experience ▪ Continue to invest and build-out the BaaS offering initiative. YTD hired and trained four new associates focused on BaaS and conducted more than 250 meetings with potential customers ▪ Pipeline continues to build – regularly track progress to adapt go-to-market sales strategies ▪ The value of customized payments-enabled software platforms from an ODFI-sponsored company resonates with potential customers ▪ Average processing revenue per processing day increased in 3Q22 to $83,566 from $80,073 in 2Q22, or more than 4% ▪ Strong revenue growth metrics in key business lines that have been targeted for investment to-date (1) LTM total payments processed (2) LTM total transactions processed (3) Non-GAAP, revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations (4) Revenue per processing day Revenue Growth (3) 9/30/21 LTM 9/30/22 LTM $21.3 million +12.2%$19.0 million Transactions processed per year (2) 34 million $11 billion Payments processed annually (1) Total Revenue Per Day (4) Trend

17 17Ticker: BUSE . . . 5. 5. . .5 .2 . . 5.2 . . . . , 5, 5 , 55, , 5, , 5, , 5, , PPP Income (net fees coupon) Accretion et Interest Income in millions 2.65% 2.57% 2.66% 2.91% 3.31% 0.25% 0.22% 0.22% 0.24% 0.32% 2.41% 2.36% 2.45% 2.68% 3.00% 0.06% 0.05% 0.04% 0.02% 0.03% 2.30% 2.28% 2.41% 2.66% 2.99% 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Earning Assets Cost of Funds NIM Accretion Ex-PPP NIM(2) Net Interest Margin Net Interest Margin Bridge – Factors contributing to 32 bps NIM increase during quarter (1) Tax-equivalent adjusted amounts; Non-GAAP, see Appendix (2) Non-GAAP; Ex-PPP NIM removes the balance of PPP loans and associated income as well as the equivalent amount of self-funding noninterest-bearing deposits Net Interest Margin (1) 2.68% Net Interest Income (1) NIM ex-PPP up 33 bps vs. 2Q22 3.00% Yields on new loan volume were 52 bps higher than in 2Q22, while net new funding yields (inclusive of line utilization changes) were 67 bps higher PPP contribution decreased by $0.5 million QoQ due to further shrinking of the PPP loan portfolio and the associated net deferred fee recognition as forgiveness continues Purchase accounting accretion recognition increased by $0.2 million QoQ Increases in the securities portfolio yield contributed 7 bps of NIM expansion Increasing rate pressure on interest-bearing deposits as the tightening cycle advances -0.02% Net impact of Prime Loan & TruPs Swap Impact from rate pressure on company debt; 2 bps attributable to carrying $60 million of sub debt that was subsequently called on Aug. 25

1818Ticker: BUSE 67.3 64.4 63.0 60.6 57.6 59.0 59.1 62.2 60.3 56.8 58.7 57.6 59.9 59.0 55.7 50.0 52.0 54.0 56.0 58.0 60.0 62.0 64.0 66.0 68.0 70.0 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Reported Efficiency Ratio Adjusted Efficiency Ratio Adj. Core Efficiency Ratio $61.4 $60.9 $64.1 $64.4 $65.6 $73.5 $71.2 $70.4 $69.1 $70.7 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Noninterest Exp. $73.5 $71.2 $70.4 $69.1 $70.7 Unfunded Provision ($1.0) $0.3 $1.1 ($0.3) ($0.3) Acq./Restructuring Exp. $8.7 $5.6 $0.8 $0.3 $1.0 Intangible Amort. $3.1 $3.1 $3.0 $3.0 $2.9 NMTC Amort. $1.2 $1.3 $1.3 $1.7 $1.7 Adj. Core Exp. (1) $61.4 $60.9 $64.1 $64.4 $65.6 Noninterest Exp. Adj. Core Exp. (1) $ in millions 1,531 1,346 1,463 1,513 2019 YE 2020 YE 2021 YE 2022 Q3 Focused Control on Expenses (1) Non-GAAP, see Appendix; adjusted core expenses exclude amortization of intangible assets, provision for unfunded commitments, acquisition/restructuring related charges, and NMTC amortization ▪ Adjusted core expenses(1) of $65.6 million in 3Q22 ▪ Continued investment in talent across our business lines, risk management infrastructure and organic growth opportunities ▪ QoQ variance in adjusted core expenses attributable to compensation expense ▪ Subsequent to quarter-end, implemented a targeted restructuring & efficiency optimization plan ▪ Projected to generate annual salary & benefits savings of $4.0 to $4.4 million that we expect to reinvest in growth initiatives across our franchise ▪ Associated one-time severance-related costs of $1.1 to $1.3 million are expected, mostly to be realized in 4Q22 ▪ Over prior two years, reduced branch count from 87 (proforma for GSB) to 58, while increasing average deposits per branch from $113 million at 9/30/20 to $183 million at 9/30/22 Noninterest Expense Efficiency Ratio (1) Full-Time Equivalents (FTE)

Continued Investment in Technology Enterprise-Wide

2022 Tech Investment Highlights

Investment Legend

- Enhanced Customer Experience
- Scale & Efficiency Upgrades

Q1

- FirsTech launched new one-time payments platform for Busey Bank customers



BuseyBANK
Loan Pay
Pay your Busey Loan from any bank account

Q2

- Launched integrated payables platform, offering commercial clients a portal to manage their payables process
- Mortgage eClosing option integrated into retail platforms; has reduced the loan closing process time by 75%
- Launched dedicated Busey Wealth Management mobile app

Q3

- Upgraded treasury management solution for more robust customer functionality & more detailed internal reporting →



Home
Payment Center

- Launched new IT security operations partnership that enhanced 24x7x365 support for monitoring of security alerts & events, incident response & remediation
- Launched new robust & integrated intranet to support growing communication and education needs

Q4

- Complete migration of disaster recovery environment to cloud

Ticker: BUSE

19

2020Ticker: BUSE 108,340 108,834 90,00 95,00 100, 00 105, 00 110, 00 115, 00 120, 00 Q3 2021 Q3 2022 Online Banking MAU 79,310 85,481 70,000 72,000 74,000 76,000 78,000 80,000 82,000 84,000 86,000 88,000 90,000 Q3 2021 Q3 2022 Mobile MAU 500 581 440 460 480 500 520 540 560 580 600 2021 Q3 2022 Q3 Mobile QAU 2,508 2,512 2,200 2,250 2,300 2,350 2,400 2,450 2,500 2,550 2,600 2,650 2,700 2021 Q3 2022 Q3 Online Banking QAU 980,733 1,082,055 900,000 950,000 1,000,000 1,050,000 1,100,000 1,150,000 2021 Q3 2022 Q3 Total Consumer Mobile & Online activity includes remote deposits, transfers, bill pay, and Zelle transactions Rising Digital Banking Adoption Customer base increasingly relying on self-service features (1) Customer has logged in at least once in the 30 days preceding period-end (2) Customer has logged in at least once in the 90 days preceding period-end Consumer Monthly Active Users (1) Commercial Quarterly Active Users (2) Consumer Mobile & Online Transaction Activity (Counts, actual) Digital engagement of customers continues growth trajectory Flat YoY Glenview State Bank was integrated into the Bank during 3Q21, further driving YoY digital adoption Busey Mobile App Busey Treasury Management Mobile App Flat YoY

2121Ticker: BUSE ▪ Capital ratios significantly in excess of well-capitalized minimums ▪ Total RBC of 16.0% and CET1 ratio of 11.8% at 9/30/22 (1) ▪ TCE/TA ratio of 6.17% at 9/30/22 (2) ▪ TBV per share of $13.39 at 9/30/22 (2) ▪ $100 million of subordinated debt raised in 2Q22 ▪ $60 million of callable subordinated debt issued in 2017 was redeemed on 8/25/22 Robust Capital Foundation High Quality, Resilient Loan Portfolio ▪ Diversified portfolio, conservatively underwritten with low levels of concentration ▪ Non-performing (0.14% of total assets) and classified assets (7.4% of capital (3)) both remain near historically low levels ▪ Reserves remain above initial Day 1 CECL coverage of 1.06%: ACL/Loans: 1.18% (4) | ACL/NPLs: 544.75% ▪ 100 / 300 Test: 37% C&D | 213% CRE ▪ Robust holding company and bank-level liquidity ▪ Strong core deposit franchise ▪ 72.4% loan-to-deposit ratio, 99.0% core deposits (2) ▪ 34.2% of total deposits are noninterest-bearing ▪ Borrowings accounted for approximately 3.1% of total funding at 9/30/22 ▪ Substantial sources of off-balance sheet contingent funding ($4.1 billion) Strong Core Deposit Franchise & Ample Liquidity Fortress Balance Sheet (1) Capital ratios are preliminary estimates (2) Non-GAAP calculation, see Appendix (3) Capital calculated as Bank Tier 1 Capital + Allowance for credit losses (4) Excluding amortized cost of PPP loans

2222Ticker: BUSE $826 $841 $851 $876 $896 $488 $479 $494 $577 $535 15.9% 15.7% 15.8% 16.6% 16.0% 10% 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Well Cap Min Excess over Min Total Capital Ratio Min Ratio $ in millions $1,061 $1,070 $1,086 $1,105 $1,130 8.6% 8.5% 8.8% 9.0% 9.1% 4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% $1,020 $1,040 $1,060 $1,080 $1,100 $1,120 $1,140 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Tier 1 Capital Leverage Ratio Min Ratio $ in millions $971 $959 $856 $802 $749 7.8% 7.7% 7.0% 6.7% 6.2% 12.0% 11.8% 11.9% 11.8% 11.8% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10. 0% 11. 0% 12. 0% 13. 0% $600 $650 $700 $750 $800 $850 $900 $950 $1, 000 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 TCE TCE Ratio CET1 Ratio $ in millions Robust Capital Foundation (1) Non-GAAP calculation, see Appendix (2) 3Q22 capital ratios are preliminary estimates .. Tangible Common Equity (1) & CET1 Ratios (2) Total Capital Ratio (2) Leverage Ratio (2) Consolidated Capital as of 9/30/22 (2) $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 11.8% 12.6% 16.0% Minimum Well Capitalized Ratio 6.5% 8.0% 10.0% Amount of Capital $1,056 $1,130 $1,431 Well Capitalized Minimum $582 $717 $896 Excess Amount over Minimum $474 $413 $535

2323Ticker: BUSE $6,470 $7,007 $6,970 $7,618 0.11% 0.12% 0.03% 0.02% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% $4,000 $4,500 $5,000 $5,500 $6,000 $6,500 $7,000 $7,500 2019 YE 2020 YE 2021 YE 2022 Q3 Avg Loans Annualized NCOs/Avg Loans $ in millions $1,099 $1,155 $1,329 $1,380 9.7% 8.5% 6.9% 7.4% 0.0% 5.0% 10. 0% 15. 0% 20. 0% 25. 0% 30. 0% $0 $200 $400 $600 $800 $1, 000 $1, 200 $1, 400 2019 YE 2020 YE 2021 YE 2022 Q3 Bank Tier 1 Capital + ALLL Classified/Capital $ in millions Pristine Credit Quality ▪ Conservative underwriting leads to pristine credit quality ▪ CRE factors of DSCR, Debt Yield, & LTV stressed for effective gross income decline and interest & cap rate stress ▪ C&I factors including core, operating, traditional cash flows, working capital, and leverage ratios that each are stressed for rate hikes, historical revenue volatility, and a rigorous breakeven analysis ▪ Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the Global Financial Crisis) ▪ Non-performing asset, classified asset, and net charge-off ratios remain near historically low levels ▪ Company-wide attention to changing economic environment and potential impact on credit ▪ LTM net charge-offs total $1.1 million, which equates to 0.02% of LTM average loans (1) Capital calculated as Busey Bank Tier 1 Capital + Allowance for credit losses NPAs / Assets Classifieds / Capital (1) NCOs / Average Loans $9,696 $10,544 $12,860 $12,497 0.34% 0.27% 0.17% 0.14% 2019 YE 2020 YE 2021 YE 2022 Q3 Assets % NPAs/Assets $ in millions

2424Ticker: BUSE $5,568 $6,687 $6,368 $7,114 $7,669 0.91% 0.80% 1.59% 1.24% 1.18% 2018 YE 2019 YE 2020 YE 2021 YE 2022 Q3 Ex-PPP Loans Allowance/Ex-PPP Loans $ in millions $36,598 $29,507 $24,301 $16,852 $16,654 138% 182% 416% 522% 545% 100% 150% 200% 250% 300% 350% 400% 450% 500% 550% 600% $0 $5, 000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 2018 YE 2019 YE 2020 YE 2021 YE 2022 Q3 NPLs Allowance/NPLs $ in thousands Reserve Supports Credit & Growth Profile Allowance / NPLs Allowance / NPAs Allowance / Loans (ex-PPP) ▪ Reserve to loans of 1.18% (ex-PPP) ▪ Day 1 CECL coverage was 1.06% ▪ Non-performing loan balances remain near historically low levels and decreased by $0.8 million QoQ ▪ Reserves to NPLs now equal to 545% $36,974 $32,564 $28,872 $21,268 $17,873 137% 165% 350% 413% 508% 100% 150% 200% 250% 300% 350% 400% 450% 500% 550% 600% $0 $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 $40,000 2018 YE 2019 YE 2020 YE 2021 YE 2022 Q3 NPAs Allowance/NPAs $ in millions

2525Ticker: BUSE $4,010 $4,027 $4,078 $3,941 $3,824 1.37% 1.42% 1.80% 1.92% 2.13% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% $00 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Book Value Tax Equivalent Yield$ in millions Balanced, Low-Risk, Short-Duration Investment Portfolio ▪ BUSE carried $936 million in held-to-maturity (HTM) securities as of 9/30/22 ▪ Transferred a portion of the portfolio comprised of Agency RMBS & CMBS from available-for-sale (AFS) to HTM during 1Q22 ▪ The duration of the securities portfolio including HTM is 4.1 years and our fair value duration, which excludes the HTM portfolio, is 3.8 years ▪ After-tax net AFS unrealized loss position of $328.8 million ▪ Carrying value of investment portfolio is 28% of total assets ▪ Projected remaining 2022 roll off cash flow (based on static rates) of $150 million at ~1.75% yield ▪ Over the last two quarters the investment portfolio’s book value has reduced by $254 million as balance sheet rotation into loans continues Securities Portfolio – Book Value vs. TE Yield All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency 90% of Municipal holdings rated AA or better and 9% rated A 100% of Corporate holdings are investment grade Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA Investment Portfolio Composition – Q3 2022

Actively Managing Asset-Sensitive Balance Sheet

- Balance sheet remains materially asset-sensitive
- Vigilant focus on pricing discipline for both loans and deposits
- 40% of loan portfolio reprices in less than one year
- Less than 4% of deposits are indexed/floating rate
- Tightening cycle-to-date deposit beta of 5% vs. conservative ALCO model assumption of 30%

Annual % Change in Net Interest Income under Shock Scenarios

Rate Shock	Year 1	Year 2
+300 bps	+13.8%	+16.8%
+200 bps	+9.2%	+11.1%
+100 bps	+4.6%	+5.5%
-100 bps	-5.8%	-7.2%

Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts

Repricing / Maturity Structures of Portfolio Loans


Within 1 Year
40%
1-2 Years
6%
2-3 Years
7%
3-5 Years
19%
5+ Years
28%

IB Non-Maturity Deposit Betas (1) in Last Tightening Cycle vs. Current ALCO Model


Current ALCO Model, 30%
4%
21%
5%
6%
3Q22 QTD deposit beta
3Q15 - 2Q17 (+100 bps move in FF)
3Q15 - 2Q19 (+225 bps move in FF)
1Q22 - 3Q22 (+300 bps move in FF)

(1) Deposit betas are calculated based on an average fed funds target rate of 2.35% during 3Q22

Ticker: BUSE

26

2727Ticker: BUSE ▪ Net interest income was $86.3 million in 3Q22 vs. $75.9 million in 2Q22 and $70.8 million in 3Q21 ▪ Net interest margin (1) was 3.00% in 3Q22, an increase of 32 bps vs. 2.68% in 2Q22 ▪ Adjusted net interest margin (1) (ex-PAA) was 2.97% in 3Q22, an increase of 31 bps vs. 2.66% in 2Q22 ▪ Primary factors contributing to the quarter’s IM expansion was the growth of the loan portfolio combined with higher new volume rates & repricing rates (38 bps increase) and securities portfolio yield (7 bps increase), offset partially by increased funding costs ▪ Total 3Q22 deposit growth of $204 million, primarily in Commercial noninterest-bearing & interest-bearing checking accounts and offset by $114 million in total retail deposit outflow Net Interest Income Noninterest Income ▪ Noninterest income (ex-securities gains/losses) of $30.9 million in 3Q22, representing 26% of revenue ▪ Wealth management fees of $12.5 million in 3Q22, down from $14.1 million in 2Q22 and down 9% YoY driven primarily by reduction in market valuations ▪ Payment tech solutions revenue of $5.1 million in 3Q22, up from $4.9 million in 2Q22 and up 10% YoY ▪ Fees for customer services of $7.6 million in 3Q22, down 20% QoQ and down 18% YoY, attributable to impact from Durbin Amendment ($2.4 million impact in 3Q22) ▪ Adjusted noninterest expense (1) (ex-amortization of intangibles, one-time acquisition and restructuring related items) of $66.9 million in 3Q22, resulting in a 56.8% adjusted efficiency ratio (1) ▪ Adjusted core noninterest expense (1) of $65.6 million (ex-amortization of intangible assets, unfunded commitment provision, NMTC amortization, and one-time items) in 3Q22, equating to 55.7% adjusted core efficiency ratio (1) Noninterest Expense Provision ▪ $2.4 million loan loss provision expense ▪ $0.3 million negative provision for unfunded commitments (captured in other noninterest expense) ▪ Net charge-offs of $0.4 million in 3Q22 ▪ Adjusted net income of $36.4 million or $0.65 per diluted share (1) ▪ Adjusted pre-provision net revenue of $48.8 million (1.54% PPNR ROAA) in 3Q22 (1) ▪ 1.15% Adjusted ROAA and 17.79% Adjusted ROATCE in 3Q22 (1) Earnings Quarterly Earnings Review (1) Non-GAAP, see Appendix

2828Ticker: BUSE 0.05% 0.05% 0.29% 1.50% 2.98% 0.28% 0.73% 2.28% 2.92% 4.22% 0.98% 1.26% 2.42% 3.01% 4.06% 1.52% 1.52% 2.32% 2.98% 3.83% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 4.50% 9/30/21 12/31/21 3/31/22 6/30/22 9/30/22 SOFR 2-yr UST 5-yr UST 10-Yr UST Earnings Performance (1) Non-GAAP calculation, see Appendix (2) Per FRED, Federal Reserve Bank of St. Louis Adjusted ROAA & Adjusted ROATCE (1) Adjusted Pre-Provision Net Revenue / Avg. Assets (1) Adjusted Net Income & Earnings Per Share (1) Historical Key Rates (2) $39.4 $41.1 $39.4 $41.3 $48.8 1.23% 1.27% 1.26% 1.33% 1.54% 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% 1.60% 1.70% 1.80% $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Adj. PPNR Adj. PPNR / Avg Assets $ in millions 13.4% 14.3% 13.0% 14.6% 17.8% 1.03% 1.05% 0.93% 0.97% 1.15% 0.30% 0.50% 0.70% 0.90% 1.10% 1.30% 1.50% 1.70% 0.0% 2.0% 4.0% 6.0% 8.0% 10. 0% 12. 0% 14. 0% 16. 0% 18. 0% 20. 0% 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Adj. ROATCE Adj. ROAA $ in millions $32.8 $34.3 $29.1 $30.1 $36.4 $0.58 $0.61 $0.52 $0.54 $0.65 $0. 00 $0. 10 $0. 20 $0. 30 $0. 40 $0. 50 $0. 60 $0. 70 $0. 80 $0. 90 $1. 00 $0. 0 $5. 0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 Adj. Net Income Adj. EPS $ in millions

Environmental, Social and Governance Responsibility

Building on 150 Years of Excellence | Advancing a Comprehensive ESG Strategy

*Launched **Thrive**, a high-performance associate development series dedicated to support continuous learning no matter where associates are on their career path.*

*Partnered with the Ecology Action Center, a local environmental nonprofit, planting **1,500 new trees** in honor of Associate Appreciation Month.*

Commitment to Environment

- Helping our clients reduce their footprint from sustainable agriculture to green construction, financing for solar arrays, energy efficiency improvements, and more.
- Recycling nearly 500 tons of paper and saving nearly 2 million kilowatts of energy in 2021 alone.
- Providing all associates training on how to reduce their environmental impact at home and in the office.

Commitment to People

- Donating more than $1 million annually and volunteering over 10,000 hours in 2021.
- Attracting and retaining talent across a diverse set of backgrounds and experiences and investing in associate wellness and training and development.
- Building upon a legacy of corporate responsibility through an Enterprise Community Banking program.

Commitment to Strong Governance

- Leading at the Board and Executive level with a team of diverse backgrounds and experiences.
- Adhering to a stringent code of ethics set forth standards that all Executives, Directors and Officers are expected to follow.
- Prioritizing strong corporate governance – employing sustainable and scalable processes, policies, and customs – exceeding industry metrics.

First bank to be Illinois Green Business Association certified in 2012

Over $16 million in commitments to new green construction (1)

2022 Associate Engagement Score is the **highest in Busey's history** at 4.28/5.00 (2)

8.5 years average tenure (3)

95% engagement in wellness program (3)

Strong **7%** **insider ownership** (1)

40% of Board have underrepresented backgrounds, with diverse lengths of tenure (1)

ISS Score (4) (1-10 Range, lower is better)

Environmental Disclosures	Social Disclosures	Governance Risk
3	4	2

Sustainalytics Score (5) (Lower is better – Proxy Peers average 29.5)

29.1 BUSE Score

To view the full Corporate Social Responsibility Report, visit busey.com/CSR.

(1) Definitive Proxy filed 4/14/22 (2) Gallup-conducted survey completed Apr. 2022; first conducted in 2014 (3) Annual Report filed 4/26/22 (4) Last ISS Governance data profile update: 3/28/22; Last ISS E&S data profile update: 9/10/21 (5) Sustainalytics Scores updated through 10/12/22. Reporting peer group is: ABCB, BANF, CUBI, EFSC, FFBC, FIBK, FRME, GBCI, HOMB, HTLF, ONB, PRK, RNST, SFBS, SFNC, STBA, TRMK, WSBC

Ticker: BUSE 29

3030Ticker: BUSE APPENDIX

3131Ticker: BUSE Hurricane Ian Response On September 28, 2022, Hurricane Ian made landfall in southwest Florida, impacting our operations in the region, and we continue to assess the effects. We are focused on assisting our customers and associates as they navigate the challenges posed from this historic storm. ▪ Quickly re-established operations at Florida locations ▪ Through dedicated work from teams across Busey and determination by Florida associates, we were able to reopen two of three branches with normal operating hours within two weeks of the storm’s landfall ▪ Establishing an on-site mobile branch to provide temporary service to customers affected by the one damaged location that was unable to fully reopen ▪ Set up dedicated hotline & webpage for impacted customers – resources include insurance claim guide, fraud education and government assistance information ▪ Fee waivers & deferrals for impacted customers – fees incurred from Sept. 28 through Oct. 31 are being waived ▪ One office location set up as a Relief Center for associates to gather, stock up on needed supplies and utilize office space ▪ Providing financial assistance to associates & their families through an associate assistance fund and additional direct monetary distributions to cover critical necessities ▪ Every Florida-based associate continued to be paid regular wages regardless of ability to work through the impact period and provided all Florida associates additional personal days to help meet with insurance adjusters, contractors, etc. ▪ Dedicated to helping rebuild the area through lending of funds for commercial & retail projects; proactive customer outreach for the SBA programs of Home Disaster Loans, Business Physical Disaster Loans, and Economic Injury Disaster Loans ▪ Implementing a payment relief modification program for existing commercial customers ▪ Offered in 3-month increments of interest-only or full payment deferral ▪ Options are available on fully-secured pass or watch rated term loans ▪ Relief for other loan segments require approval by loan committee or special assets group ▪ Completed third-party inspections of all properties in our CRE portfolio located in the impacted region

3232Ticker: BUSE $1,754 $1,869 $1,875 $1,912 $1,944 $1,000 $1,100 $1,200 $1,300 $1,400 $1,500 $1,600 $1,700 $1,800 $1,900 $2,000 2021 Q3 2021 Q4 2022 Q1 2022 Q2 2022 Q3 $ in millions High Quality Loan Portfolio: C&I ▪ 25.3% of total loan portfolio (ex-PPP loans) ▪ All C&I loans are underwritten to 1.20x FCCR requirement and RLOCs greater than $1 million require a monthly borrowing base ▪ Diversified portfolio results in low levels of concentrated exposure ▪ Top concentration in one industry (manufacturing) is 15% of C&I loans, or 4% of total loans ▪ Only 2.3% of C&I loans are classified ▪ Manufacturing classified balances are primarily one credit ($16 million outstanding) in the Transportation subsector that is experiencing persistent pandemic impacts; relationship was downgraded from special mention to classified during 2Q22 (1) Ex-PPP loan totals include purchase accounting, FASB, overdrafts, etc. C&I Loans by Sector (ex-PPP) $ in thousands NAICS Sector 9/30/22 Balances (ex-PPP) % of Total Loans (ex-PPP) 9/30/22 Classified Balances Manufacturing $292,976 3.8% $19,968 Finance and Insurance $232,984 3.0% $0 Real Estate Rental & Leasing $217,743 2.8% $1,142 Wholesale Trade $200,216 2.6% $486 Educational Services $177,569 2.3% $0 Construction $172,692 2.3% $2,505 Health Care and Social Assistance $104,805 1.4% $6,780 Agriculture, Forestry, Fishing $97,677 1.3% $1,547 Food Services and Drinking Places $74,233 1.0% $693 Public Administration $74,163 1.0% $0 Transportation $68,848 0.9% $79 Retail Trade $70,625 0.9% $3,989 Other Services (except Public Admin) $50,940 0.7% $59 Professional, Scientific, & Tech Svcs $44,304 0.6% $4,754 Arts, Entertainment, and Recreation $29,494 0.4% $2,107 Administrative and Support Services $16,356 0.2% $814 Mining, Quarrying, & Oil & Gas Extr. $7,271 0.1% $0 Waste Management Services $6,632 0.1% $0 Information $2,743 0.0% $0 Management of Cos. & Enterprises $1,125 0.0% $0 Utilities $735 0.0% $0 Grand Total $1,944,128 25.3% $44,922 Total C&I Loans (1)

High Quality Loan Portfolio: CRE

Owner Occupied CRE Loans by Property Type

$ in thousands Property Type	9/30/22 Balances	% of Total Loans (ex-PPP)	9/30/22 Classified Balances
Industrial/Warehouse	$328,708	4.3%	$2,166
Specialty	$222,777	2.9%	$1,118
Medical Office	$148,490	1.9%	$0
Traditional Office	$115,069	1.5%	$480
Retail	$64,149	0.8%	$2,108
Restaurant	$57,033	0.7%	$2,904
Nursing Homes	$1,470	0.0%	$0
Health Care	$999	0.0%	$0
Other	$898	0.0%	$0
Hotel	$614	0.0%	$0
Apartments	$433	0.0%	$0
Student Housing	$105	0.0%	$0
Grand Total	**$940,744**	**12.3%**	**$8,776**

Total CRE: CRE-I and OOCRE Portfolio

- Only 1.3% of total CRE loans and 1.4% of CRE-I loans are classified
- CRE-I permanent financing guidance requires 1.15x-1.35x pre-distr. DSCR & 65%-80% LTV depending on property type, with lower of LTC or LTV for construction projects
- Owner-occupied properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR
- Low levels of concentrated exposure
  - Continue to actively monitor CRE-I concentrations vs. internally-defined appetite thresholds
  - Industrial/Warehouse top concentration at 18% of total CRE
  - Over 42% of total Office CRE portfolio is Medical Office, a segment minimally impacted by work-from-home trends; Urban business-district exposure is minimal

Investor Owned CRE Loans by Property Type [(1)]

$ in thousands Property Type	9/30/22 Balances	% of Total Loans (ex-PPP)	9/30/22 Classified Balances
Apartments	$582,540	7.6%	$731
Retail	$469,075	6.1%	$1,137
Industrial/Warehouse	$315,104	4.1%	$0
Traditional Office	$298,749	3.9%	$537
Student Housing	$237,886	3.1%	$0
Hotel	$210,490	2.7%	$502
Senior Housing	$182,062	2.4%	$0
Medical Office	$154,508	2.0%	$0
LAD	$139,394	1.8%	$2,400
Specialty CRE	$91,318	1.2%	$37
Nursing Homes	$60,373	0.8%	$34,795
Restaurant CRE	$26,744	0.3%	$0
Health Care	$20,000	0.3%	$0
1-4 Family	$14,388	0.2%	$0
Continuing Care Facilities	$14,252	0.2%	$0
Other	$923	0.0%	$0
Grand Total	**$2,817,806**	**36.7%**	**$40,139**

- Apartments & Student Housing represents 29% of CRE-I
  - 61.7% WAvg LTV & 59.9% long-term customers (4+ yrs)
- Nursing Home portfolio has been a primary focus of ongoing monitoring activities since onset of pandemic
  - Customers experienced significant occupancy declines (62.4% avg occupancy of portfolio as of YE 2021) and have been slow to recover
  - Illinois law boosting funding by $700 million annually for Medicaid-funded nursing homes went into effect on 7/1/22; provides new support for Illinois-based customers

(1) Investor owned CRE includes C&D, Multifamily and non-owner occupied CRE

Ticker: BUSE 33

3434Ticker: BUSE Non-GAAP Financial Information Pre-Provision Net Revenue, Adjusted Pre-Provision Net Revenue, Pre-Provision Net Revenue to Average Assets, and Adjusted Pre-Provision Net Revenue to Average Assets (dollars in thousands) Three Months Ended Nine Months Ended September 30, 2022 June 30, 2022 September 30, 2021 September 30, 2022 September 30, 2021 PRE-PROVISION NET REVENUE Net interest income $ 86,305 $ 75,928 $ 70,755 $ 232,289 $ 200,190 Total noninterest income 30,933 31,019 33,259 97,724 97,715 Net security (gains) losses (4) 1,714 (57) 2,324 (2,596) Total noninterest expense (70,736) (69,092) (73,487) (210,204) (190,611) Pre-provision net revenue 46,498 39,569 30,470 122,133 104,698 Non-GAAP adjustments: Acquisition and other restructuring expenses 957 303 8,677 2,095 11,710 Provision for unfunded commitments (320) (267) (978) 525 (1,068) Amortization of New Markets Tax Credits 1,665 1,662 1,240 4,668 4,308 Adjusted pre-provision net revenue $ 48,800 $ 41,267 $ 39,409 $ 129,421 $ 119,648 Pre-provision net revenue, annualized [a] $ 184,476 $ 158,711 $ 120,886 $ 163,291 $ 139,981 Adjusted pre-provision net revenue, annualized [b] 193,609 165,521 156,351 173,035 159,969 Average total assets [c] 12,531,856 12,452,070 12,697,795 12,547,816 11,571,270 Reported: Pre-provision net revenue to average assets1 [a÷c] 1.47% 1.27% 0.95% 1.30% 1.21 % Adjusted: Pre-provision net revenue to average assets1 [b÷c] 1.54% 1.33% 1.23% 1.38% 1.38%

Non-GAAP Financial Information

Adjusted Net Income, Adjusted Diluted Earnings Per Share, Adjusted Return on Average Assets, Return on Average Tangible Common Equity, and Adjusted Return on Average Tangible Common Equity

(dollars in thousands, except per share amounts)

		Three Months Ended September 30, 2022	Three Months Ended June 30, 2022	Three Months Ended September 30, 2021	Nine Months Ended September 30, 2022	Nine Months Ended September 30, 2021
NET INCOME ADJUSTED FOR NON-OPERATING ITEMS						
Net income	[a]	$ 35,661	$ 29,824	$ 25,941	$ 93,924	$ 93,523
Non-GAAP adjustments:						
Acquisition expenses:						
Salaries, wages, and employee benefits		—	—	4,462	587	5,587
Data processing		—	—	3,182	214	3,557
Professional fees, occupancy, and other		4	204	776	242	2,309
Other restructuring expenses:						
Salaries, wages, and employee benefits		—	—	257	—	257
Loss on leases or fixed asset impairment		877	99	—	976	—
Professional fees, occupancy, and other		76	—	—	76	—
Related tax benefit		(183)	(46)	(1,773)	(399)	(2,402)
Adjusted net income	[b]	$ 36,435	$ 30,081	$ 32,845	$ 95,620	$ 102,831
DILUTED EARNINGS PER SHARE						
Diluted average common shares outstanding	[c]	56,073,164	56,104,017	56,832,518	56,123,756	55,872,835
Reported: Diluted earnings per share	[a÷c]	$ 0.64	$ 0.53	$ 0.46	$ 1.67	$ 1.67
Adjusted: Diluted earnings per share	[b÷c]	$ 0.65	$ 0.54	$ 0.58	$ 1.70	$ 1.84
RETURN ON AVERAGE ASSETS						
Net income, annualized	[d]	$ 141,481	$ 119,624	$ 102,918	$ 125,576	$ 125,040
Adjusted net income, annualized	[e]	144,552	120,655	130,309	127,844	137,485
Average total assets	[f]	12,531,856	12,452,070	12,697,795	12,547,816	11,571,270
Reported: Return on average assets[1]	[d÷f]	1.13 %	0.96 %	0.81 %	1.00 %	1.08 %
Adjusted: Return on average assets[1]	[e÷f]	1.15 %	0.97 %	1.03 %	1.02 %	1.19 %
RETURN ON AVERAGE TANGIBLE COMMON EQUITY						
Average common equity		$ 1,181,448	$ 1,197,052	$ 1,351,416	$ 1,219,645	$ 1,323,571
Average goodwill and other intangible assets, net		(368,981)	(371,890)	(380,885)	(371,873)	(370,829)
Average tangible common equity	[g]	$ 812,467	$ 825,162	$ 970,531	$ 847,772	$ 952,742
Reported: Return on average tangible common equity[1]	[d÷g]	17.41 %	14.50 %	10.60 %	14.81 %	13.12 %
Adjusted: Return on average tangible common equity[1]	[e÷g]	17.79 %	14.62 %	13.43 %	15.08 %	14.43 %

1. Annualized measure.

Ticker: BUSE

35

3636Ticker: BUSE Non-GAAP Financial Information Adjusted Net Interest Income and Adjusted Net Interest Margin (dollars in thousands) Three Months Ended Nine Months Ended September 30, 2022 June 30, 2022 September 30, 2021 September 30, 2022 September 30, 2021 Net interest income $ 86,305 $ 75,928 $ 70,755 $ 232,289 $ 200,190 Non-GAAP adjustments: Tax-equivalent adjustment 543 546 598 1,635 1,778 Tax-equivalent net interest income 86,848 76,474 71,353 233,924 201,968 Purchase accounting accretion related to business combinations (830) (599) (1,799) (2,588) (5,682) Adjusted net interest income $ 86,018 $ 75,875 $ 69,554 $ 231,336 $ 196,286 Tax-equivalent net interest income, annualized [a] $ 344,560 $ 306,736 $ 283,085 $ 312,756 $ 270,030 Adjusted net interest income, annualized [b] 341,267 304,334 275,948 309,295 262,434 Average interest-earning assets [c] 11,497,783 11,453,198 11,730,637 11,550,887 10,651,386 Reported: Net interest margin1 [a÷c] 3.00% 2.68% 2.41% 2.71% 2.54 % Adjusted: Net interest margin1 [b÷c] 2.97% 2.66% 2.35% 2.68% 2.46%

Non-GAAP Financial Information

Adjusted Noninterest Expense, Adjusted Core Expense, Efficiency Ratio, Adjusted Efficiency Ratio, and Adjusted Core Efficiency Ratio

(dollars in thousands)

		Three Months Ended			Nine Months Ended	
		September 30, 2022	June 30, 2022	September 30, 2021	September 30, 2022	September 30, 2021
Net interest income		$ 86,305	$ 75,928	$ 70,755	$ 232,289	$ 200,190
Non-GAAP adjustments:						
Tax-equivalent adjustment		543	546	598	1,635	1,778
Tax-equivalent net interest income		86,848	76,474	71,353	233,924	201,968
Total noninterest income		30,933	31,019	33,259	97,724	97,715
Non-GAAP adjustments:						
Net security (gains) losses		(4)	1,714	(57)	2,324	(2,596)
Noninterest income excluding net securities gains and losses		30,929	32,733	33,202	100,048	95,119
Tax-equivalent net interest income plus noninterest income excluding net securities gains and losses	[a]	$ 117,777	$ 109,207	$ 104,555	$ 333,972	$ 297,087
Total noninterest expense		$ 70,736	$ 69,092	$ 73,487	$ 210,204	$ 190,611
Non-GAAP adjustments:						
Amortization of intangible assets	[b]	(2,871)	(2,951)	(3,149)	(8,833)	(8,200)
Non-interest expense excluding amortization of intangible assets	[c]	67,865	66,141	70,338	201,371	182,411
Non-operating adjustments:						
Salaries, wages, and employee benefits		—	—	(4,719)	(587)	(5,844)
Data processing		—	—	(3,182)	(214)	(3,557)
Impairment, professional fees, occupancy, and other		(957)	(303)	(776)	(1,294)	(2,309)
Adjusted noninterest expense	[f]	66,908	65,838	61,661	199,276	170,701
Provision for unfunded commitments		320	267	978	(525)	1,068
Amortization of New Markets Tax Credits		(1,665)	(1,662)	(1,240)	(4,668)	(4,308)
Adjusted core expense	[g]	$ 65,563	$ 64,443	$ 61,399	$ 194,083	$ 167,461
Noninterest expense, excluding non-operating adjustments	[f-b]	$ 69,779	$ 68,789	$ 64,810	$ 208,109	$ 178,901
Reported: Efficiency ratio	[c÷a]	57.62 %	60.56 %	67.27 %	60.30 %	61.40 %
Adjusted: Efficiency ratio	[f÷a]	56.81 %	60.29 %	58.97 %	59.67 %	57.46 %
Adjusted: Core efficiency ratio	[g÷a]	55.67 %	59.01 %	58.72 %	58.11 %	56.37 %

1. Annualized measure.

Ticker: BUSE

37

3838Ticker: BUSE Non-GAAP Financial Information Tangible Book Value Per Common Share (dollars in thousands, except per share amounts) As of September 30, 2022 June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 Total stockholders' equity $ 1,106,588 $ 1,161,957 $ 1,218,025 $ 1,319,112 $ 1,333,076 Goodwill and other intangible assets, net (367,091) (369,962) (372,913) (375,924) (378,891) Tangible book value [a] $ 739,497 $ 791,995 $ 845,112 $ 943,188 $ 954,185 Ending number of common shares outstanding [b] 55,232,434 55,335,703 55,278,785 55,434,910 55,826,984 Tangible book value per common share [a÷b] $ 13.39 $ 14.31 $ 15.29 $ 17.01 $ 17.09 Tangible Common Equity and Tangible Common Equity to Tangible Assets (dollars in thousands) As of September 30, 2022 June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 Total assets $ 12,497,388 $ 12,356,433 $ 12,567,509 $ 12,859,689 $ 12,899,330 Non-GAAP adjustments: Goodwill and other intangible assets, net (367,091) (369,962) (372,913) (375,924) (378,891) Tax effect of other intangible assets1 9,369 9,905 10,456 16,254 17,115 Tangible assets [a] $ 12,139,666 $ 11,996,376 $ 12,205,052 $ 12,500,019 $ 12,537,554 Total stockholders' equity $ 1,106,588 $ 1,161,957 $ 1,218,025 $ 1,319,112 $ 1,333,076 Non-GAAP adjustments: Goodwill and other intangible assets, net (367,091) (369,962) (372,913) (375,924) (378,891) Tax effect of other intangible assets1 9,369 9,905 10,456 16,254 17,115 Tangible common equity [b] $ 748,866 $ 801,900 $ 855,568 $ 959,442 $ 971,300 Tangible common equity to tangible assets2 [b÷a] 6.17% 6.68% 7.01% 7.68% 7.75%

3939Ticker: BUSE Non-GAAP Financial Information Core Loans, Core Loans to Portfolio Loans, Core Deposits, Core Deposits to Total Deposits, and Core Loans to Core Deposits (dollars in thousands) As of September 30, 2022 June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 Portfolio loans [a] $ 7,670,114 $ 7,497,778 $ 7,272,873 $ 7,188,998 $ 7,150,635 Non-GAAP adjustments: PPP loans amortized cost (1,426) (7,616) (31,769) (74,958) (178,231) Core loans [b] $ 7,668,688 $ 7,490,162 $ 7,241,104 $ 7,114,040 $ 6,972,404 Total deposits [c] $ 10,601,397 $ 10,397,228 $ 10,591,836 $ 10,768,577 $ 10,817,867 Non-GAAP adjustments: Brokered transaction accounts (2,006) (2,002) (2,002) (2,248) (2,002) Time deposits of $250,000 or more (103,534) (117,957) (139,245) (137,449) (156,419) Core deposits [d] $ 10,495,857 $ 10,277,269 $ 10,450,589 $ 10,628,880 $ 10,659,446 RATIOS Core loans to portfolio loans [b÷a] 99.98% 99.90% 99.56% 98.96% 97.51 % Core deposits to total deposits [d÷c] 99.00% 98.85% 98.67% 98.70% 98.54 % Core loans to core deposits [b÷d] 73.06% 72.88% 69.29% 66.93% 65.41%